UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2020

BUNGE LIMITED
(Exact name of Registrant as specified in its charter)

Bermuda	001-16625	98-0231912
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1391 Timberlake Manor Parkway
St. Louis
Missouri	63017
(Address of principal executive offices)	(zip code)
(314)	292-2000
(Registrant’s telephone number, including area code)
N.A. (Former name or former address, if changes since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	BG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

______________________________________________________________________________________________________

Item 1.01 Entry into a Material Definitive Agreement.
Revolving Credit Agreement
On October 22, 2020, Bunge Limited Finance Corp. (“BLFC”), a wholly owned subsidiary of Bunge Limited (“Bunge”), entered into an unsecured U.S. $1,250,000,000 364-day Revolving Credit Agreement (the “Credit Agreement”) among BLFC, as borrower, JPMorgan Chase Bank, N.A., as syndication agent, BNP Paribas, Citibank, N.A., Natixis Bank, New York Branch, Sumitomo Mitsui Banking Corporation and U.S. Bank National Association, as co-documentation agents, Coöperatieve Rabobank U.A., New York Branch, as administrative agent (the “Administrative Agent”), and certain lenders party thereto (the “Lenders”). The Credit Agreement includes a $1,000,000,000 tranche (“Tranche A”) and a $250,000,000 tranche (“Tranche B”). Each Lender under Tranche A is required to fund all borrowing requests delivered by BLFC unless such Lender has delivered a declining lender notice to the Administrative Agent as of 9:00 a.m. (New York City time) on the date such borrowing request is delivered. The Lenders under Tranche B do not have the right to deliver a declining lender notice to BLFC. The Credit Agreement matures on October 21, 2021. BLFC may also, from time to time, request one or more of the existing Lenders or new Lenders to increase the total participations and commitments under Tranche A and Tranche B of the Credit Agreement by an aggregate amount up to $250,000,000 pursuant to an accordion provision set forth in the Credit Agreement. BLFC may use proceeds from future borrowings under the Credit Agreement to fund intercompany advances to Bunge and/or certain Bunge subsidiaries, repay outstanding pari passu indebtedness of BLFC and pay expenses incurred in connection with the Credit Agreement and any pari passu indebtedness of BLFC.
Borrowings under the Credit Agreement will bear interest, at BLFC’s option, at LIBOR plus the Applicable Margin (defined below) or at the alternate base rate then in effect plus the Applicable Margin minus 1.00%. The margin applicable to either a LIBOR or an alternate base rate borrowing (the “Applicable Margin”) will vary between 0.650% and 1.000% for Tranche A and between 1.250% and 2.250% for Tranche B and be based on the higher of the senior long-term unsecured debt rating that Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services (“S&P”) provides of (a) Bunge or (b) if Moody’s or S&P, as applicable, does not provide such a rating of Bunge, then the Bunge Master Trust or (c) if Moody’s or S&P, as applicable, does not provide such a rating of Bunge or the Bunge Master Trust, then BLFC (the “Rating Level”). Amounts under Tranche B that remain undrawn are subject to a commitment fee payable quarterly based on the average undrawn portion of the Credit Agreement at rates ranging from 0.10% to 0.225%, varying based on the Rating Level.
The Credit Agreement contains certain customary representations and warranties and affirmative and negative covenants, including certain limitations on the ability of BLFC, among other things, to incur liens, incur indebtedness, sell or transfer assets or receivables or engage in mergers, consolidations, amalgamations or joint ventures, and customary events of default.
The obligations of BLFC under the Credit Agreement are guaranteed by Bunge pursuant to a separate Guaranty, dated as of October 22, 2020 (the “BLFC Guaranty”). The BLFC Guaranty contains certain customary representations and warranties and affirmative and negative covenants. The BLFC Guaranty obligates Bunge to maintain a minimum total consolidated current assets to total consolidated current liabilities ratio, a maximum consolidated adjusted net debt to consolidated adjusted capitalization ratio and a maximum secured indebtedness to tangible assets ratio. The BLFC Guaranty also includes certain limitations on the ability of Bunge to engage in merger, consolidation or amalgamation transactions or sell or otherwise transfer all or substantially all of its property, business or assets.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit	Description
10.1	Revolving Credit Agreement, dated October 22, 2020
10.2	Guaranty by Bunge Limited pursuant to the Revolving Credit Agreement, dated October 22, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2020

BUNGE LIMITED

By:	/s/ John W. Neppl
	Name:	John W. Neppl
	Title:	Executive Vice President, Chief Financial Officer